Exhibit 10.11

EXECUTION VERSION

REVOLVING CREDIT AGREEMENT

THIS REVOLVING CREDIT AGREEMENT (this “Agreement”), dated as of April 17, 2014, is entered into between ONEMAIN FINANCIAL HOLDINGS, INC., a Delaware corporation (“Lender”) and ONEMAIN FINANCIAL FUNDING, LLC a Delaware limited liability company (“Borrower”).

BACKGROUND

1. The Borrower is organized for the specific purpose of securitizing personal loans.

2. Pursuant to a Loan Purchase Agreement, dated as of April 17, 2014 (as amended and supplemented from time to time, the “Loan Purchase Agreement”), among the various “Sellers” party thereto, the Borrower, and the Depositor Loan Trustee, each of the Sellers will sell all of its right, title and interest in and to the Loans and other related Purchased Assets to the Borrower and the Depositor Loan Trustee for the benefit of the Depositor. Such sales shall be made on the Closing Date and from time to time thereafter in accordance with the Loan Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Purchase Agreement, or if not defined therein, in Schedule II to the Sale and Servicing Agreement (the “Definitions Schedule”). The rules of construction set forth in Part B of the Definitions Schedule shall be applicable to this Agreement. In addition, with respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to “writing” include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include schedules and exhibits thereto and all subsequent amendments, modifications and changes thereto or therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the terms “include” or “including” mean “include without limitation” or “including without limitation.”

3. The Borrower is the Depositor of Loans to the OneMain Financial Issuance Trust 2014-1 (the “Trust”) pursuant to a Sale and Servicing Agreement, dated as of April 17, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Sale and Servicing Agreement”), by and among the Borrower, as OneMain Financial, Inc. (“OneMain Financial”), as Depositor (in such capacity, the “Depositor”), Wells Fargo Bank, N.A. (“Wells Fargo”), as Depositor Loan Trustee (in such capacity, the “Depositor Loan Trustee”), OneMain Financial Issuance Trust 2014-1, as Issuer (the “Issuer”), Wells Fargo, as Issuer Loan Trustee (in such capacity, the “Issuer Loan Trustee”), OneMain Financial, as Servicer, the various “Subservicers” party thereto.

4. (a) Pursuant to the Sale and Servicing Agreement, (i) the Borrower will sell, transfer and assign all of its right, title and interest in and to the Loans and other related Sold Assets to the Issuer and (ii) the Depositor Loan Trustee for the benefit of the Depositor, will sell, transfer and assign all of its right, title and interest in and to the Loans (with respect to legal title) to the Issuer Loan Trustee for the benefit of the Issuer, and (b) pursuant to the Indenture, the Issuer will issue Notes secured by, among other things, the Loans and other related Sold Assets.

5. The Borrower desires that the Lender extend financing to the Borrower to fund a portion of the aggregate purchase price for the Loans and other related Purchased Assets purchased from the Lender and the other Sellers pursuant to the Loan Purchase Agreement.

6. Accordingly, in consideration of the mutual agreements contained herein, and subject to the terms and conditions hereof, the parties hereto agree as follows:

ARTICLE I

LENDER LOANS; RECORDKEEPING

Section 1.01. Lender Loans. Subject to the terms and conditions of this Agreement, on any day, the Lender agrees in its sole discretion to make loans to the Borrower (herein collectively called the “Revolving Credit Loans” and individually each called a “Revolving Credit Loan”) on a revolving basis from time to time before the earlier to occur of (A) termination of the Loan Purchase Agreement or (B) an Event of Default (as defined below), as the Borrower may from time to time request for the sole purpose of purchasing Loans and other related Purchased Assets from the Sellers; provided, however, that the Lender shall not make any such loan in the event that, immediately after giving effect to such loan, the aggregate outstanding principal amount of the Revolving Credit Loans would exceed $250,000,000.00.

Section 1.02. Recordkeeping. The Lender shall record in its records the date and amount of each Revolving Credit Loan made hereunder, the amount of interest accrued monthly on each Revolving Credit Loan and any repayments thereof. In the absence of manifest error, the aggregate unpaid principal amount so recorded shall be the principal amount owing and unpaid on the applicable Revolving Credit Loan. The failure to record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the actual obligations of the Borrower hereunder to repay the principal amount of all Revolving Credit Loans together with all interest accruing thereon.

ARTICLE II

INTEREST

Section 2.01. Interest Rate. Interest on the unpaid principal amount of each Revolving Credit Loan for the period commencing on the date of such Revolving Credit Loan until such Revolving Credit Loan is paid in full shall be paid at a per annum rate equal to the sum of the Lender’s cost of funds from time to time (determined according to a commercially reasonable method to be established by the Lender from time to time in its discretion) plus .50% (the “Cost of Funds Rate”); provided that during the existence of any Event of Default, the unpaid principal amount of each Revolving Credit Loan shall be paid at a per annum rate equal to the sum of the applicable Cost of Funds Rate, plus an additional 2.00%. To the fullest extent permitted under applicable law, interest shall continue to accrue on the Revolving Credit Loans after the filing by or against Borrower of a petition seeking relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

Section 2.02. Interest Payment Dates. Subject to Section 3.02 hereof, accrued interest on each Revolving Credit Loan shall be payable monthly on the 20th day of each calendar month, or if such 20th day is not a Business Day, the next succeeding Business Day, and at maturity, commencing with the first of such dates to occur after the making of the first Revolving Credit Loan hereunder.

Section 2.03. Computation of Interest. Interest on each Revolving Credit Loan shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE III

MATURITY AND PAYMENTS OF PRINCIPAL AND INTEREST

Section 3.01. Maturity. Subject to Section 3.02 hereof, principal on the Revolving Credit Loans is payable (i) in full on demand of the Lender at any time following the termination of the Loan Purchase Agreement and (ii) on demand of the Lender at any time from Funds (as defined below) available to the Borrower.

Section 3.02. Payments; Limited Recourse. Payments of principal and interest by the Borrower shall only be made in accordance with this provision and only from the Funds (as defined below) available to the Borrower. The Lender acknowledges that the only recourse it has under this Agreement for such payments is such Funds. Payments of interest or principal by the Borrower to be made in accordance with this Agreement shall be made by the Borrower from funds paid or payable to the Borrower pursuant to the Loan Purchase Agreement, Sale and Servicing Agreement, the Indenture or the Trust Agreement, including funds paid or payable in respect of the Trust Certificate, that are not required by the terms of the Loan Purchase Agreement, the Sale and Servicing Agreement, the Indenture, the Trust Agreement or any other Transaction Document to be used by the Borrower for any other purpose and the payment of which to the Lender pursuant to this Agreement would not cause a default (or any event that, with the giving of notice or passage of time or both, could give rise to a default) to occur under the Loan Purchase Agreement, the Sale and Servicing Agreement, the Indenture, the Trust Agreement or any other Transaction Document (the “Funds”). Notwithstanding anything herein to the contrary, no payment of interest or principal shall be considered due until Funds become available to make such payment. In such event, interest shall continue to accrue on the unpaid principal amount until payment is made at the rate provided in Section 2.01. Notwithstanding any provision to the contrary in this Agreement, Borrower and Lender agree that all payment obligations of the Borrower under this Agreement on any date are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all obligations of the Borrower, whether direct or indirect, absolute or contingent due under the Loan Purchase Agreement, the Sale and Servicing Agreement, the Indenture, the Trust Agreement or any other Transaction Document as of such date.

Section 3.03. Prepayments. If permitted by Section 3.02 hereof, the Borrower may prepay the Revolving Credit Loans at any time, in whole or in part, without penalty.

Section 3.04. Timing. If any payment of principal or interest falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day, and interest shall continue to accrue on the outstanding principal for such period of extension, but interest for the period of extension shall not be due or payable until the next payment date.

ARTICLE IV

COVENANT OF LENDER

Section 4.01. Nonpetition Covenant.

(a) To the fullest extent permitted by law and notwithstanding any prior termination of this Agreement, the Lender agrees that it shall not file, commence, join, or acquiesce in a petition or proceeding, or cause the Depositor to file, commence, join, or acquiesce in a petition or proceeding, that causes (i) the Depositor to be a debtor under any Debtor Relief Law or (ii) a trustee, conservator, receiver, liquidator, or similar official to be appointed for the Depositor or any substantial part of its property.

(b) The parties hereto agree that the provisions of this Section 4.01 shall survive the resignation or removal of any such party to this Agreement and the termination of this Agreement.

ARTICLE V

DEFAULT

Section 5.01. Events of Default. Each of the following shall constitute an Event of Default under this Agreement (an “Event of Default”):

(a) Non-Payment. Default and continuance thereof for five (5) business days, in the payment when due of any interest on the Revolving Credit Loans or default when due of payment of principal.

(b) Insolvency. An Insolvency Event with respect to the Borrower has occurred.

Section 5.02. Effect of Default. If an Event of Default shall occur and be continuing, the Lender will cease to make advances pursuant to Section 1.01 hereof and all principal and accrued but unpaid interest of any outstanding Revolving Credit Loans shall become immediately due and payable, subject to Section 3.02 hereof.

ARTICLE VI

USE OF PROCEEDS

Section 6.01. Use of Proceeds. The Borrower agrees that the proceeds of the Revolving Credit Loans will be used only to purchase Loans and other related Purchased Assets from the Sellers as contemplated in the Loan Purchase Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.01. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns; provided, however, that neither party to this Agreement may assign any rights or obligations under this Agreement without the prior written consent of the other party.

Section 7.02. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY HERETO OR ANY OF THEIR PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO AND INCIDENT TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

Section 7.03. Counterparts. This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7.04. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 7.05. Amendments. This Agreement may only be amended, waived or otherwise modified with (1) the prior written consent of all parties hereto and the Issuer and (2) the prior satisfaction of the Rating Agency Condition.

Section 7.06. Term. This Agreement shall continue in effect until the later of the termination of the Loan Purchase Agreement or the date on which all of the obligations of the Borrower hereunder have been paid in full.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ONEMAIN FINANCIAL HOLDINGS, INC., as the Lender

By:	/s/ Oona Robinson
Name: Oona Robinson
Title: Treasurer

ONEMAIN FINANCIAL FUNDING, LLC, as the Borrower

By:	/s/ Oona Robinson
Name: Oona Robinson
Title: Vice President & Assistant Treasurer

[Signature Page to Revolving Credit Agreement]